NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, July 30, 2021

LyondellBasell Reports Second Quarter 2021 Earnings

Second Quarter 2021 Highlights
•Record quarterly earnings driven by strong demand and tight market conditions
•Net Income: $2.1 billion
•Diluted earnings per share: $6.13 per share
•EBITDA: $3.0 billion; Record quarterly EBITDA for the company and for each of the O&P segments
•Cash from operating activities: $1.9 billion
•Strong cash flow supported debt repayment of $1.3 billion in the second quarter with $1.8 billion year-to-date
•Increased quarterly dividend by 7.6 percent to $1.13 per share reflecting confidence in dividend sustainability through cycles

Comparisons with the prior quarter and second quarter 2020 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Sales and other operating revenues	$11,561	$9,082	$5,546	$20,643	$13,040
Net income	2,059	1,070	314	3,129	458
Diluted earnings per share	6.13	3.18	0.94	9.32	$1.36
Weighted average diluted share count	335	334	334	335	334
EBITDA (a)	3,018	1,585	760	4,603	1,406

Excluding LCM1

Diluted earnings per share	$6.13	$3.18	$0.68	$9.32	$2.15
LCM (benefits) charges, pre-tax	—	—	(96)	—	323
EBITDA	3,018	1,585	664	4,603	1,729

(a) See an explanation of the Company's use of EBITDA and reconciliation of net income to EBITDA at the end of this release.

________________________
1 LCM stands for “lower of cost or market.” An explanation of LCM and why we have excluded it from certain financial information can be found under “Information Related to Financial Measures.”

LyondellBasell Industries (NYSE: LYB) today announced net income for the second quarter 2021 of $2.1 billion, or $6.13 per share. Second quarter 2021 EBITDA was $3.0 billion.

“LyondellBasell’s outstanding results demonstrate that our company continues to be well positioned to benefit from the ongoing global economic recovery. Persistent consumer and industrial demand enabled us to establish new benchmarks for profitability during the second quarter.”

“In both of our Olefins and Polyolefins segments, strong demand supported price and margin improvements resulting in record quarterly EBITDA. Reopening and increased mobility are driving higher demand for transportation fuels and improving margins for our Oxyfuels and Refining businesses. During the period, we operated all of our available capacity near full rates to begin rebuilding depleted inventories and addressing our customers' backlogs,” said Bob Patel, LyondellBasell CEO.

“LyondellBasell's growth investments are evident in our results as these new assets expanded the earnings power of our global portfolio and enabled the company to generate $1.9 billion in cash from operations during the quarter. As evidence of our increased confidence to sustain cash flows through cycles, we raised our quarterly dividend by 7.6 percent. Additionally, the strong cash flow allowed us to reduce net debt from $13.6 billion to $12.7 billion with more deleveraging planned for the second half of 2021. Our robust cash generation is supporting rapid progress toward our goal of further strengthening our investment grade balance sheet,” said Patel.

OUTLOOK
“We expect demand for LyondellBasell's products and our associated financial results to remain stronger for the foreseeable future. Three broad themes support our convictions. First, as we work to overcome the challenges of variants, the phased rollout of vaccines and the progression of societal reopening around the world should support robust global demand for our products in both the manufactured goods and service industries for several quarters to come. Second, as our customers seek to address order backlogs, rebuild inventories and serve pent up consumer demand, we expect strong integrated polyethylene margins to continue. Third, increasing mobility during the second half of 2021 should drive higher demand for gasoline and jet fuel providing additional tailwinds by improving margins for our Oxyfuels & Related Products and Refining businesses.”

“LyondellBasell is benefiting from a series of value driven growth investments coming to fruition in an exceptional market environment. Our investments in growth and sustainability should enable the company to continue establishing new benchmarks for profitability and provide a step change in the power of our cash generation. We remain committed to strengthening our investment grade balance sheet and expect to reduce our net debt by up to $4 billion in 2021. LyondellBasell is emerging from the pandemic stronger and is well positioned to continue capturing opportunities through all stages of the business cycle,” Patel said.

CONFERENCE CALL
LyondellBasell will host a conference call July 30 at 11 a.m. EDT. Participants on the call will include Chief Executive Officer Bob Patel, Executive Vice President and Chief Financial Officer Michael McMurray and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. EDT July 30 until August 30. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13721413.

ABOUT LYONDELLBASELL
LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road, and ensuring the safe and effective functionality in electronics and appliances. LyondellBasell sells products into more than 100 countries and is the world's largest producer of polypropylene compounds and the largest licensor of polyolefin technologies.  In 2021, LyondellBasell was named to Fortune magazine's list of the “World's Most Admired Companies” for the fourth consecutive year. More information about LyondellBasell can be found at www.LyondellBasell.com.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this presentation, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; uncertainties and impacts related to the extent and duration of the pandemic; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; benefits and synergies of any proposed transactions; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers, and reduce our emissions intensity; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to amend, extend, repay, redeem, service, and reduce our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2020, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA and diluted EPS exclusive of adjustment for “lower of cost or market” (“LCM”) provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation & amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA and diluted EPS exclusive of adjustments for (LCM). LCM is an accounting rule consistent with GAAP related to the valuation of inventory. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value.

Net debt is a measure that provides an indicator of a company’s leverage. We calculate net debt as total debt less cash and cash equivalents and short-term investments. Total debt is defined as short-term debt and current maturities of long-term debt plus long-term debt. Reconciliations of forward-looking estimates of net debt are not able to be provided due to the inherent difficultly in forecasting various components which comprise the measure including cash and cash equivalents and short-term investments.

These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change. LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations. These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated.

###
Source: LyondellBasell Industries

Media Contact: Michael Waldron +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliation of Net Income to EBITDA, including and excluding LCM
	Three Months Ended			Six Months Ended
Millions of U.S. dollars	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$2,059	$1,070	$314	$3,129	$458
(Income) loss from discontinued operations, net of tax	(2)	2	1	—	—
Income from continuing operations	2,057	1,072	315	3,129	458
Provision for (benefit from) income taxes	506	70	(32)	576	43
Depreciation and amortization	330	335	356	665	698
Interest expense, net	125	108	121	233	207
add: LCM charges (benefits), pre-tax	—	—	(96)	—	323
EBITDA excluding LCM	3,018	1,585	664	4,603	1,729
less: LCM (charges) benefits, pre-tax	—	—	96	—	(323)
EBITDA	$3,018	$1,585	$760	$4,603	$1,406

Table 3 - Reconciliation of Net Debt
Millions of U.S. dollars	June 30, 2021	March 31, 2021
Current maturities of long-term debt	$8	$958
Short-term debt	683	682
Long-term debt	13,482	13,785
Total debt	14,173	15,425
less:
Cash and cash equivalents	(1,381)	(1,452)
Short-term investments	(136)	(383)
Net debt	$12,656	$13,590